Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

International Flavors & Fragrances Inc.

Retirement Investment Fund Plan

521 West 57th Street

New York, NY 10019

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54423) of International Flavors & Fragrances, Inc. of our report dated June 30, 2014, relating to the financial statements and supplemental schedule of the International Flavors & Fragrances, Inc. Retirement Investment Fund Plan which appear in this Form 11-K.

/s/ Smolin, Lupin & Co., P.A.
Fairfield, New Jersey
June 30, 2014